Exhibit 4.18

EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.15 OF THE INDENTURE, THIS NOTE MAY BE TRANSFERRED IN WHOLE, BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED	$

No.		CUSIP

SLM CORPORATION

MEDIUM TERM NOTE, SERIES A

DUE                     , 20

(FLOATING RATE - CONSUMER PRICE INDEX-LINKED)

Original Issue Date: , 20	Reset Date(s):

Maturity Date: , 20	Interest Determination Date(s): *

Interest Rate Basis: Consumer Price Index Linked	Interest Payment Date(s):

Index Maturity: N/A	Interest Period(s): **

Spread: %	Interest Rate: ***

Original Issue Discount:	Initial Interest Rate: %

Redeemable On and After:	Minimum Interest Rate:

Redemption Price:	Maximum Interest Rate:

Optional Repayment Date(s):	Day Count Convention/Accrual Method:

Repayment Price	Calculation Agent:

*	Commencing on , 20 and thereafter, the first of each month during the term of the Notes

**	From and including the previous Reset Date (or Original Issue Date, in the case of the first Interest Period) to but excluding the current Reset Date (or Maturity Date, in the case of the last Interest Period)

***	The Interest Rate for the interest payment due on , 20 will be [ ]%; the Interest Rate will be reset for each subsequent interest payment and will be expressed as a percentage according to the following formula, but cannot be less than zero:

[(CPIt – CPIt-12)/CPIt-12] [plus][minus][*] Spread]

where:

•

CPIt = Current Index Level of the non-seasonally adjusted U.S. City Average All Items Consumer Price Index (the “CPI”), published by the Bureau of Labor Statistics of the U.S. Department of Labor (“BLS”) and reported on Bloomberg CPURNSA, and

•	CPIt-12 = the Index Level for the CPI 12 months prior to CPI t.

CPIt for each Reset Date is the CPI for the third calendar month prior to such Reset Date as published and reported in the second calendar month prior to such Reset Date.

SLM CORPORATION, a Delaware corporation formerly known as USA Education, Inc. (the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount shown above on the Maturity Date shown above, and interest on the principal amount shown above at the rate per annum equal to the Interest Rate shown above, until the principal of this Note is fully paid or duly made available for payment.

The Company will pay on each Interest Payment Date the interest, if any, then due and payable, and on the Maturity Date, provided if any Interest Payment Date, other than the Maturity Date, would otherwise be a day that is not a Business Day, such Interest Payment Date will be postponed until the next calendar day that is a Business Day. If the Maturity Date is a day that is not a Business Day, principal and interest will be paid on the next succeeding Business Day, with the same force and effect as if made on the Maturity Date, and no interest on such payment will accrue from or after the Maturity Date. “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions or trust companies in New York, New York are authorized or obligated by law, regulation or executive order to remain closed.

The interest so payable, and punctually paid or duly provided for, on the Interest Payment Dates referred to above, will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, provided that interest payable on the Maturity Date will be paid to the Person to whom the principal of this Note is payable. The “Regular Record Date” for each payment of interest is [the Business Day immediately preceding the Interest Payment Date or Maturity Date] [or] [the date specified in this Note]. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, will cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (as defined on the reverse of this Note), notice of which will be given to the Holder of this Note not less than ten days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The Company will pay interest at the applicable interest rate on overdue principal and, to the extent permitted by law, on overdue interest.

Payments of principal and interest will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt, by check mailed to the address of the Person entitled thereto as such address appears in the Register for this Note, provided that so long as this Note is represented by a Global Security, each payment will be made by wire transfer of immediately available funds, if the Holder has provided the Trustee appropriate instructions for such payment.

The principal of this Note and interest due at maturity will be paid upon maturity by wire transfer of immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE OF THIS NOTE, WHICH FURTHER PROVISIONS FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE OF THIS NOTE.

This Note is governed by and will be construed in accordance with the laws of the State of New York.

Unless the certificate of authentication on this Note has been executed by The Bank of New York Mellon, the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: [                    ]

SLM CORPORATION

By:

By:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signature

[Reverse of Note]

SLM CORPORATION

MEDIUM TERM NOTE, SERIES A

DUE                     , 20

(FLOATING RATE – CONSUMER PRICE INDEX-LINKED)

This Note is one of a duly authorized series of notes of the Company issued and to be issued under the Indenture, dated as of October 1, 2000 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, National Association, formerly known as JPMorgan Chase Bank and The Chase Manhattan Bank, as trustee, for the Medium Term Notes, Series A (the “Notes”) (the Base Indenture, as amended or supplemented from time to time, collectively the “Indenture”). Reference is made to the Indenture for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. Capitalized terms used and not otherwise defined in this Note have the meanings ascribed to them in the Indenture. The term “Company”, as used in this Note, includes any successor to the Company under the Indenture.

This Note is designated as a Medium Term Note – Series A due                     , 20    . The Interest Period for each Interest Payment Date begins on each Interest Payment Date and ends on the calendar day before the next Interest Payment Date, provided that the first Interest Period begins on                     , 20     and ends on                     , 20    , the calendar day before the first Interest Payment Date. The interest rate in effect during each Interest Period after the first will be the interest rate determined on the Determination Date immediately preceding such Interest Period, provided that the interest rate in effect for the first Interest Period will be the Initial Interest Rate specified on the face hereof. All values used in the interest rate formula for the Notes will be rounded to the nearest fifth decimal place. All percentages resulting from any calculations of the interest rate will be rounded to the nearest third decimal place. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by applicable law.

[Commencing with the first Interest Determination Date, and thereafter on each succeeding Interest Determination Date, the rate at which interest on this Note is payable shall be adjusted. Each such adjusted rate shall be applicable to the Interest Period to which it relates.]

Subject to applicable law and except as specified herein, the rate of interest on this Note for each Interest Period after the first shall be expressed as a percentage according to the formula on the cover of this note.

CPIt for each Reset Date is the CPI for the third calendar month prior to such Reset Date as published and reported in the second calendar month prior to such Reset Date.

In calculating CPIt. and CPIt-12 the calculation agent will use the most recently available value of the CPI determined as described above on the applicable Reset Date, even if such value has been adjusted from a prior reported value for the relevant month. However, if a value of CPI that has been used by the calculation agent on any Reset Date to determine the interest rate on this Note (an “Initial CPI”) is subsequently revised by the BLS, the calculation agent will continue to use the Initial CPI, and the interest rate determined will not be revised.

If the CPI is rebased to a different year or period and the 1982-1984 CPI is no longer used, the base reference period for this Note will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

If, while this Note is outstanding, the CPI is discontinued or substantially altered, as determined in the sole discretion of the calculation agent, the applicable substitute index for this Note will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, will be determined by the calculation agent in accordance with general market practice at the time.

The calculation agent on behalf of the Trustee will calculate the interest payable on this Note in accordance with the foregoing and will confirm in writing such calculation to the Company and the Paying Agent immediately after each determination. All determinations made by the calculation agent on behalf of the Trustee will be, in the absence of manifest error, conclusive for all purposes and binding on the Company and the Holders of the Notes. Unless otherwise set forth in this Note, the “calculation agent” will be the Company.

If no redemption right is specified in this Note, this Note may not be redeemed at the option of the Company prior to the Maturity Date. If a redemption right is specified in this Note, this Note may be redeemed at the option of the Company on any Business Day on and after the date, if any, specified on the face of this Note (each, a “Redemption Date”). [This Note may be redeemed on any Redemption Date in whole or in part in increments of $1,000 at a redemption price equal to [100%] of the principal amount to be redeemed (except if this Note is Original Issue Discount, as described below), together with interest on this Note payable to, but excluding, the applicable Redemption Date, on notice given by the Company to the Trustee and to the Holder of this Note at least five (5) days prior to the proposed Redemption Date.]

In the event of redemption or repayment of this Note in part only, a new Note or Notes of like tenor in the aggregate principal amount to and in exchange for the portion of this Note that is not redeemed or repaid will be issued in the name of the Holder of this Note upon its cancellation.

As described on the face of this Note, the entire principal amount of this Note (except if this Note is Original Issue Discount, as described below) will be due and payable on the Maturity Date, which amount includes accrued amortization of original issue discount, if any. If an Event of Default with respect to the Notes shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of all of the outstanding Notes, by notice to the Company and the Trustee, may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

If this Note is specified on the face of this Note to be Original Issue Discount, the amount of principal payable to the Holder of this Note in the event of redemption or acceleration of maturity will be such portion of the principal amount as may be specified, or determined as specified, in the terms of this Note, with the amount of interest payable equal to any unpaid interest accrued on this Note to, but not including, the Redemption Date, or date of acceleration of maturity, as applicable.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

Assignment

FOR VALUE RECEIVED, the undersigned

hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

(Signature Guarantee)